UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 9, 2025
Affirm Holdings, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-39888	84-2224323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 California Street
San Francisco, California	94108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 960-1518
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s)	Name of exchange on which registered
Class A common stock, $0.00001 par value	AFRM	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Director

On June 9, 2025, Keith Rabois, a member of the Board of Directors (the “Board”) of Affirm Holdings, Inc. (the “Company”), resigned as a member of the Board, effective June 30, 2025. Mr. Rabois informed the Company that his decision to resign was not made because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Director

On June 11, 2025, the Board appointed Richard Galanti to the Board as a Class II director, effective July 1, 2025. In addition, Mr. Galanti was appointed as a member of the Compensation Committee of the Board.

Mr. Galanti is the retired Executive Vice President and Chief Financial Officer of Costco Wholesale Corporation (“Costco”). Mr. Galanti joined Costco in March 1984 as Vice President, Finance and became Senior Vice President and Chief Financial Officer in January 1985. Subsequent to the merger of The Price Company and Costco in October 1993, Mr. Galanti became Executive Vice President and Chief Financial Officer, a position he held until March 2024. Mr. Galanti remained an Executive Vice President of Costco until his retirement in January 2025. In addition to his management roles at Costco, Mr. Galanti also served as a director from January 1995 until January 2025. Prior to joining Costco, Mr. Galanti worked in investment banking for Donaldson, Lufkin & Jenrette.

Mr. Galanti was selected to serve on the Company's Board due to his extensive tenure as Chief Financial Officer of one of the largest global retail companies, his substantial leadership experience and expertise across retail, finance, global operations, and investor relations, as well as his service on a public company’s board of directors.

For his service on the Company’s Board, Mr. Galanti will participate in the Company’s previously disclosed compensation program for non-employee directors, pursuant to which he will receive (i) a grant of restricted stock units (“RSUs”) with an aggregate value of $500,000, vesting annually over three years and subject to his continued service as a director, (ii) an annual grant of RSUs with an aggregate value of $200,000, vesting upon the earlier of (x) the date of the Company’s next annual meeting of its stockholders or (y) the first anniversary of the date of grant, and (iii) a $45,000 annual cash retainer (which he may elect to receive in RSUs rather than in cash), for each of (ii) and (iii), as prorated for his partial year of service. He is also entitled to a cash retainer in connection with his service on Board committees.

In connection with his appointment as a director, Mr. Galanti will enter into an indemnity agreement with the Company, a form of which was filed as an exhibit to the registration statement on Form S-1 (File No. 333-250184) filed with the SEC on November 18, 2020. Other than the foregoing, there are no arrangements or understandings between Mr. Galanti or any other persons pursuant to which Mr. Galanti was selected as a director, and there are no other transactions involving Mr. Galanti requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRM HOLDINGS, INC.

By:	/s/ Rob O'Hare
Name: Rob O'Hare
Title: Chief Financial Officer

Date: June 12, 2025
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